EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 26, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (January 2010 – December 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	0.2%	6.2%	6.2%	-1.4%	-2.7%	1.2%	-2.7%	10.4%	-28.6%	-0.2	-0.3
B**	0.4%	0.1%	5.6%	5.6%	-2.0%	-3.3%	0.5%	-3.3%	10.4%	-29.9%	-0.3	-0.4
Legacy 1***	0.4%	0.3%	8.1%	8.1%	0.7%	-0.7%	N/A	-0.7%	10.3%	-23.7%	0.0	-0.1
Legacy 2***	0.4%	0.2%	8.1%	8.1%	0.5%	-1.0%	N/A	-1.0%	10.3%	-24.4%	0.0	-0.1
Global 1***	0.4%	0.3%	8.8%	8.8%	1.3%	-1.0%	N/A	-1.0%	9.8%	-21.9%	-0.1	-0.1
Global 2***	0.4%	0.3%	8.6%	8.6%	1.1%	-1.3%	N/A	-1.3%	9.8%	-22.4%	-0.1	-0.2
Global 3***	0.4%	0.2%	7.0%	7.0%	-0.6%	-2.9%	N/A	-2.9%	9.8%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	0.9%	1.2%	15.3%	15.3%	21.0%	15.8%	7.8%	15.8%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-0.6%	1.7%	23.3%	23.3%	3.8%	9.6%	7.4%	9.6%	11.1%	-15.5%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	11%	Short	Crude Oil	3.0%	Short	11%	Short	Crude Oil	3.0%	Short
			Brent Crude Oil	2.8%	Short			Brent Crude Oil	2.8%	Short
Grains/Foods	12%	Long	Sugar	2.0%	Short	12%	Long	Corn	2.0%	Long
			Corn	2.0%	Long			Sugar	2.0%	Short
Metals	8%	Short	Gold	2.8%	Short	8%	Short	Gold	2.8%	Short
			Copper	1.2%	Short			Copper	1.2%	Short
FINANCIALS	69%					69%
Currencies	22%	Long $	Euro	5.8%	Short	22%	Long $	Euro	5.8%	Short
			Japanese Yen	3.7%	Short			Japanese Yen	3.7%	Short
Equities	20%	Long	S&P 500	5.4%	Long	20%	Long	S&P 500	5.4%	Long
			Nasdaq	2.7%	Long			Nasdaq	2.7%	Long
Fixed Income	27%	Long	U.S. Treasury Bonds	3.5%	Long	27%	Long	U.S. Treasury Bonds	3.5%	Long
			U.S. 10-Year Treasury Notes	3.4%	Long			U.S. 10-Year Treasury Notes	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell to a five-year low, pressured by a surprise increase in global inventories and news OPEC cut its 2015 demand forecasts.  Natural gas markets declined over 13% and reached 2-year lows due to mild weather forecasts and elevated U.S. supplies.

Grains/Foods
Wheat prices fell 3% as concerns eased about an upcoming ban on Russian grains exports.  Corn and soybean markets moved higher due to stronger-than-expected export data.   Coffee prices decreased to a 5-month low due to reports of strong production from Brazil.

Metals	Gold markets finished nearly unchanged. Copper prices declined, under pressure from concerns an interest rate hike in the U.S. will slow industrial production and depress copper demand.
Currencies
The U.S. dollar strengthened versus global counterparts after bullish U.S. economic data supported beliefs the Federal Reserve will raise interest rates in early 2015.  The euro and Japanese yen moved lower amidst investor concerns the stability of the Eurozone and Japanese economies will lead to further quantitative easing by the ECB and Bank of Japan.

Equities
U.S. equity markets rallied to reach record-highs due to strong U.S. growth and employment data.  European equity markets also moved higher in anticipation the ECB will continue to aid the economic recovery in the Eurozone.  Japan’s Nikkei 225 rose over 1% as weakness in the yen aided the nation’s export industries.

Fixed Income
U.S. Treasury markets fell as better-than-expected U.S. growth data increased the likelihood the Federal Reserve would raise interest rates early next year.  German Bund markets finished higher ahead of the Greek presidential election due to increased demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.